The Board of Directors and Stockholders
Technology Research Corporation

We consent to the use of our reports incorporated herein by reference.

KPMG Peat Marwick LLP
_____________________
KPMG Peat Marwick LLP

St. Petersburg, Florida
September 5, 1995